UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
August 22, 2012 (October 7, 2011)

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (“Amendment  No. 3”) amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission by BreitBurn Energy Partners L.P. (the “Partnership”) on October 7, 2011 in connection with an acquisition completed by its wholly owned subsidiary, BreitBurn Operating L.P..

On October 7, 2011, the Partnership filed a Current Report on Form 8-K in connection with its completion of an acquisition of certain oil and gas properties from Cabot Oil & Gas Corporation (“Cabot”), located primarily in the Evanston and Green River Basins of southwest Wyoming (the “Cabot Acquisition”).

The Current Report on Form 8-K filed October 7, 2011, as amended by the Current Report on Form 8-K/A filed on November 29, 2011 (Amendment No. 1) and the Current Report on Form 8-K/A filed on March 27, 2012 (Amendment No.2), is being amended by this Amendment No. 3 to update the pro forma financial information with respect to the Cabot Acquisition for the year ended December 31, 2011. No other amendments to the Form 8-K filed on October 7, 2011 are being made by this Amendment No. 3.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma combined statement of operations for the year ended December 31, 2011 and the related notes thereto, which give effect to the Cabot Acquisition, are attached hereto as Exhibit 99.1.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Unaudited pro forma combined statement of operations for the year ended December 31, 2011 and the related notes thereto, which give effect to the Cabot Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: August 22, 2012	By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer